Exhibit 10.63

Third Amendment to the AHCS Pension Plan as Amended and Restated

Through November 2004

and

Eleventh Amendment to the Aon Pension Plan

As Amended and Restated Effective January 1, 2002

WHEREAS, the AHCS Pension Plan (the “AHCS Plan”) originally effective August 1, 2002, is currently set out in the November 2004 Restatement of the AHCS Pension Plan (the “Restatement”); and

WHEREAS, the Aon Pension Plan is currently set out in the 2002 Restatement of the Aon Pension Plan, which was generally effective as of January 1, 2002; and

WHEREAS, due to workforce reductions in response to changing business conditions, as of December 31, 2007, the number of employees participating in the AHCS Plan had decreased to fewer than fifty participants benefiting under the AHCS Plan; and

WHEREAS, the designees of the Board of Directors of Aon Corporation (the “Board”) desire to merge the AHCS Pension Plan with the Aon Pension Plan in order to satisfy the requirements of Internal Revenue Code Section 401(a)(26) for the 2007 Plan Year and future Plan Years; and

WHEREAS, under Section 9.02 of the AHCS Plan and Section 9.02 of the Aon Pension Plan, the designees of the Board have the authority to amend each Plan at any time.

NOW, THEREFORE, BE IT RESOLVED, that, effective as of October 15, 2008, the AHCS Plan as set out in the Restatement be merged into, and become a part of, the Aon Pension Plan, in order to maintain compliance with IRC Section 401(a) (26) and the regulations thereunder for the Plan Year beginning January 1, 2007, and for subsequent Plan Years.

FURTHER RESOLVED, that the proper officers of Aon Corporation be, and they hereby are, authorized and directed to take such actions and to execute such documents and instruments as they, in their sole discretion, deem necessary or desirable to effectuate the intent of the foregoing resolutions, including, without limitation, amendments to the AHCS Plan and Trust Agreements associated with the AHCS Plan and AHCS Pension Trust, the Aon Pension Plan and Aon Pension Plan Trust, or both, and the filing of such notices with regulatory agencies as may be required.

IN WITNESS WHEREOF, Aon Corporation has adopted this Amendment to the AHCS Plan and the Aon Pension Plan effective October 15, 2008.